Exhibit 99.1



                          IN THE COURT OF COMMON PLEAS
                              CUYAHOGA COUNTY, OHIO

MICHAEL WALLACE, On Behalf of Himself
and All Others Similarly Situated,
1520 Sheridan Avenue                          Case No.
Prosser, Washington 99350
                                              Judge
                  Plaintiff
         vs.                                                COMPLAINT

OFFICEMAX, Inc.                                     Jury Demand Endorsed Hereon
c/o Statutory Agent, CT Corporation
1300 East 9th Street, Suite 1010
Cleveland, Ohio 44114

                    and

MICHAEL FEUER
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and

MICHAEL F. KILLEEN
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and

JACQUELINE F. WOODS
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and



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BURNETT W. DONOHO
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and

EDWIN J. HOLMAN
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and

JERRY S. THORNTON
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                    and

IVAN J. WINFIELD
c/o OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122

                  Defendants



                                     * * * *

     Plaintiff, by his attorneys, alleges as follows:

                             SUMMARY OF THE ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of OfficeMax, Inc. ("OfficeMax" or the "Company") common stock against OfficeMax and its directors arising out of their attempts to provide certain OfficeMax insiders and directors with



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preferential treatment in connection with their efforts to complete the sale of OfficeMax to Boise Cascade Corporation (the "Acquisition"). This action seeks equitable relief only.

     2. In pursuing the unlawful plan to sell OfficeMax, each of the defendants violated applicable law by directly breaching and/or aiding the other defendants' breaches of their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.

     3. In fact, instead of attempting to obtain the highest price reasonably available for OfficeMax for its shareholders, the individual defendants spent substantial effort tailoring the structural terms of the Acquisition to meet the specific needs of Boise Cascade Corporation ("Boise"). In fact, defendants agreed to pay Boise a termination fee totaling $45 million if the OfficeMax shareholders do not approve the transaction. This act threatens the stability of the Company and restricts shareholder suffrage as the Company has less than $75 million in its coffer.

     4. In essence, the proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of OfficeMax to one buying group, and one buying group only, on terms preferential to Boise and to subvert the interests of plaintiffs and the other public stockholders of OfficeMax.

                            JURISDICTION AND VENUE

     5. This Court has jurisdiction over defendants because they conduct business in Ohio and/or are citizens of Ohio. This action is not removable.

     6. Venue is proper in this Court because the conduct at issue took place and had an effect in this County.

                                    PARTIES

     7. Plaintiff Michael Wallace is, and at all times relevant hereto was, a shareholder of OfficeMax.

     8. Defendant OfficeMax is an Ohio corporation. OfficeMax operates a chain of high-volume office products superstores.



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     9. Defendant Michael Feuer ("Feuer") is Chairman, CEO and a Board member of the Company.

     10. Defendant Michael F. Killeen ("Killeen") is CFO, Sr. Executive Vice President, Financial and Corporate Strategies and a Board member of the Company.

     11. Defendant Jacqueline F. Woods ("Woods") is a Board member of the
Company.

     12. Defendant Burnett W. Donoho ("Donoho") is a Board member of the
Company.

     13. Defendant Edwin J. Holman ("Holman") is a Board member of the
Company.

     14. Defendant Ivan J. Winfield ("Winfield") is a Board member of the
Company.

     15. Defendant Jerry S. Thornton ("Thornton") is a Board member of the Company.

     16. The defendants named above in {para}{para}9-15 are sometimes collectively referred to herein as the "Individual Defendants."

                         DEFENDANTS' FIDUCIARY DUTIES

     17. In accordance with their duties of loyalty, care and good faith, the defendants, as directors and/or officers of OfficeMax, are obligated to refrain from:

         a. participating in any transaction where the directors' or officers' loyalties are divided;

         b. participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

         c. unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     18. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the sale of OfficeMax, violated the fiduciary duties owed to plaintiff and the other public shareholders of OfficeMax, including their duties of loyalty, good faith and independence, insofar as they stood on both sides of the transaction and engaged in self-dealing and obtained for



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themselves personal benefits, including personal financial benefits not shared equally by plaintiff or the Class.

     19. Because the Individual Defendants have breached their duties of loyalty, good faith and independence in connection with the sale of OfficeMax, the burden of proving the inherent or entire fairness of this Acquisition, including all aspects of its negotiation and structure, is placed upon the Individual Defendants as a matter of law.

                           CLASS ACTION ALLEGATIONS

     20. Plaintiff brings this action on his own behalf and as a class action pursuant to Ohio Rule of Civil Procedure 23 on behalf of all holders of OfficeMax stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any defendant.

     21. This action is properly maintainable as a class action.

     22. The Class is so numerous that joinder of all members is impracticable. According to OfficeMax's Securities and Exchange Commission ("SEC") filings, there were more than 124.4 million shares of OfficeMax common stock outstanding.

     23. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

         a. whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

         b. whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;


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         c. whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of OfficeMax;

         d. whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

         e. whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and

         f. whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

     24. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

     25. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

     26. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

     27. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

     28. Defendants have acted on ground generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                    BACKGROUND TO THE PROPOSED ACQUISITION

     29. OfficeMax operates a chain of high-volume office products superstores.



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     30. By the first week of June 2003, defendants knew that the Company's domestic same-store sales were up more than nine percent through the first five weeks of the current quarter.

     31. Defendants also knew the Company is on track to achieve current second quarter guidance of mid-single digit comparable-store sales gains that will result in at least a 19 percent improvement over last year's seasonal loss to approximately $0.22 per share on a GAAP basis, or $0.13 per share using a 40% tax rate.

     32. Knowing this, defendants and Boise rushed to lock up the transaction before the disclosure of the Company's Q-2 2003 results.

     33. On July 14, 2003, Bloomberg issued a press release entitled, "Boise Cascade-OfficeMax Deal has $45 Million Breakup Fee." The press release stated in part:

              Boise Cascade Corp.'s proposed acquisition of OfficeMax Inc. has a $45 million breakup fee, according to a Form 8-K filed Monday with the Securities and Exchange Commission.

              The deal may be terminated by either company if it's not completed by Jan. 31, 2004, the filing said.

              Earlier Monday, Boise Cascade said it agreed to pay $1.154 billion for OfficeMax, giving the paper products company a direct retail outlet. Boise Cascade agreed to pay $9 a share, using 30% cash and 70% stock, for each OfficeMax share.

              According to the filing, OfficeMax would be responsible for the breakup fee if an alternative proposal for it has been publicly announced, the Boise Cascade deal is terminated because OfficeMax's shareholders don't approve it, and OfficeMax enters an alternative deal within 12 months of the termination.

              OfficeMax would also be responsible for the breakup fee if an alternative deal for it has been publicly announced, the Boise Cascade deal is terminated because OfficeMax's board changes or withdraws its recommendation of the deal or recommends an alternative deal, and OfficeMax enters an alternative deal within 12 months of the termination.

              Also, OfficeMax would be responsible for the fee if the deal is terminated due to an uncurable breach of the deal and it enters an alternative deal within 12 months of the termination.

              The companies expect to close the deal, which is subject to shareholder and regulatory approval, in the fourth quarter.


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                                 SELF-DEALING

     34. By reason of their positions with OfficeMax, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of OfficeMax, and especially the true value and expected increased future value of OfficeMax and its assets, which they have not disclosed to OfficeMax's public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of OfficeMax's public shareholders.

     35. The proposed sale is wrongful, unfair and harmful to OfficeMax's public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Acquisition is an attempt to deny plaintiff and the other members of the Class their rights while usurping the same for the benefit of Boise on unfair terms.

     36. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

         a. rescind the $45 million termination fee;

         b. withdraw their consent to the sale of OfficeMax and allow the shares to trade freely - without impediments;

         c. act independently so that the interests of OfficeMax's public stockholders will be protected, including, but not limited to, the retention of truly independent advisors and/or the appointment of a truly independent Special Committee; and

         d. adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of OfficeMax's public stockholders.

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     37. The Individual Defendants have also approved the Acquisition so that it transfers 100% of OfficeMax's revenues and profits to Boise, thus all of OfficeMax's operations will now accrue to the benefit of Boise.

                                CAUSE OF ACTION
                     CLAIM FOR BREACH OF FIDUCIARY DUTIES

     38. Plaintiff repeats and realleges each allegation set forth herein.

     39. The defendants have violated fiduciary duties of care, loyalty, candor and independence owed under Ohio law to the public shareholders of OfficeMax and have acted to put their personal interests ahead of the interests of OfficeMax's shareholders.

     40. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, are attempting to advance their interests at the expense of plaintiff and other members of the Class.

     41. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Boise without regard to the fairness of the transaction to OfficeMax's shareholders. Defendant OfficeMax directly breached and/or aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of OfficeMax stock.

    42. As demonstrated by the allegations above, the Individual Defendants failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of OfficeMax because, among other reasons:

         a. they failed to properly value OfficeMax; and

         b. they ignored or did not protect against the numerous conflicts of interest immediate and irreparable injury which defendants' actions threaten to inflict.

                               PRAYER FOR RELIEF

         WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:


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     (1) Declaring that this action is properly maintainable as a class action;

     (2) Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

     (3) Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

     (4) Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of OfficeMax's shareholders;

     (5) Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof, including the $45 million termination fee;

     (6) Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

     (7) Granting such other and further equitable relief as this Court may deem just and proper.

                                  JURY DEMAND
                                  -----------

         Pursuant to Rule 38(B) of the Ohio Rules of Civil Procedure, Plaintiff hereby demands trial by jury.


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DATED:  August 6, 2003        WEISMAN, KENNEDY & BERRIS CO., L.P.A.
                              R. ERIC KENNEDY (0006174)
                              DANIEL P. GOETZ (0065549)

                              /s/ Daniel Goetz
                              -------------------------------------
                              1600 Midland Building
                              101 Prospect Avenue, W.
                              Cleveland, OH 44115
                              (216) 781-1111 (telephone)
                              (216) 781-6747 (fax)


                              STRAUSS & TROY
                              RICHARD S. WAYNE (0022390)
                              Federal Reserve Building
                              150 East Fourth Street
                              Cincinnati, OH 45202-4018
                              (513) 621-2120 (telephone)
                              (513) 241-8259 (fax)

                              MILBERG WEISS BERSHAD
                               HYNES & LERACH LLP
                              WILLIAM S. LERACH
                              DARREN J. ROBBINS
                              401 B. Street, Suite 1700
                              San Diego, CA 92101
                              (619) 231-1058 (telephone)
                              (619) 231-7423 (fax)

                              Attorneys for Plaintiff